               SECOND AMENDMENT TO AGREEMENT AND PLAN OF EXCHANGE

         THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF EXCHANGE (this "Amendment"), made as of the 8th day of January, 1998, by and among ADVANCED COMMUNICATIONS GROUP, INC., a Delaware corporation organized in September 1997, FIRSTEL, INC., a South Dakota corporation, and FRED L. THURMAN, JAMES E. PERRY,
W. BRADLEY VAN LEUR, WALLACE JANSMA, MARK VANDERBERGE, TELE-TECH, INC. AND RAFT, L.L.C., and SCOTT D. SCOFIELD, WILLIAM PEDERSON, AND JERRY R. NOONAN, amends the Agreement and Plan of Exchange dated as of October 6, 1997 among the parties (the "Original Agreement"), as amended by the Amendment to Agreement and Plan of Exchange executed as of December 15, 1997 (the "First Amendment") (collectively, the "Agreement").

                                    RECITALS

                  WHEREAS, the parties wish to extend the date by which the transactions contemplated by this Agreement to take place at the Closing shall occur; and

                  WHEREAS, all capitalized terms not otherwise defined herein have the meanings ascribed to them in the Original Agreement, as amended by the First Amendment;

                  NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, covenants and agreements herein contained, and other consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:


1.       EXTENSION OF CLOSING DATE.

         The phrase, "January 31, 1998," in Section 13.1(iii) of the Original Agreement is deleted and replaced by the phrase, "February 20, 1998."


2.       MISCELLANEOUS

         2.1 Counterparts. For the convenience of the parties, any number of counterparts of this Second Amendment may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument. A facsimile copy of a signature page to this Second Amendment shall be accorded the same force and effect as a manually executed original counterpart of a signature page to this Second Amendment.

         2.2 Integration Clause. The Original Agreement, as modified by the First Amendment and this Amendment, represents the final agreement among the parties relating to its subject matter and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                ADVANCED COMMUNICATIONS GROUP, INC.



                                By: /s/ Richard P. Anthony
                                   ------------------------------------------
                                Name:   Richard P. Anthony
                                Title:  Chairman and Chief Executive Officer



                                FIRSTEL, INC.



                                By: /s/ Fred L. Thurman
                                   ------------------------------------------
                                Name:   Fred L. Thurman
                                Title:  President and Chief Executive Officer

                                STOCKHOLDERS:


                                  /s/ Fred L. Thurman
                                ---------------------------------------------
                                  Fred L. Thurman


                                  /s/ James E. Perry
                                ---------------------------------------------
                                  James E. Perry


                                  /s/ W. Bradley Van Leur
                                ---------------------------------------------
                                  W. Bradley Van Leur


                                  /s/ Wallace Jansma
                                ---------------------------------------------
                                  Wallace Jansma


                                  /s/  Mark VanderBerge
                                ---------------------------------------------
                                  Mark VanderBerge

                                NEW STOCKHOLDERS:

                                TELE-TECH, INC.



                                By:
                                   ------------------------------------------
                                Name:
                                Title:


                                RAFT, L.L.C.



                                By:
                                   ------------------------------------------
                                Name:
                                Title:



                                BENEFICIAL OWNERS:


                                   /s/ Jerry R. Noonan
                                ---------------------------------------------
                                  Jerry R. Noonan


                                  /s/ Scott D. Scofield
                                ---------------------------------------------
                                  Scott D. Scofield


                                  /s/ William Pederson
                                ---------------------------------------------
                                  William Pederson

                                PRINCIPALS OF BOLES, KNOP &
                                COMPANY LLC


                                  /s/ John M. Boles
                                ---------------------------------------------
                                  John M. Boles


                                  /s/ J. Richard Knop
                                ---------------------------------------------
                                  J. Richard Knop

                                MONTROSS, INC.


                                By: /s/ James R. Meadows, Jr.
                                   ------------------------------------------
                                Name:    James R. Meadows, Jr.
                                Title:   President



                                  /s/ Richard R. Miller
                                ---------------------------------------------
                                  Richard R. Miller